Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-104446) of SWS Group, Inc. of our report dated September 3, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas

September 3, 2004